                                  EXHIBIT 10.9

     EXECUTION COPY






                        PERKINS FAMILY RESTAURANTS, L.P.

                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.

                    $20,000,000 7.19% SENIOR NOTES DUE 2005

                    $15,000,000 PRIVATE SHELF NOTE FACILITY


                    NOTE PURCHASE AND PRIVATE SHELF FACILITY







                         Dated as of December 13, 1995

                              TABLE OF CONTENTS
                            (Not Part of Agreement)





                                                                           PAGE
                                                                           ----
1. AUTHORIZATION OF ISSUE OF NOTES(1)

   1A.  Authorization of Issue of Series A Notes(1)
   1B.  Authorization of Issue of Shelf Notes(1)


2. PURCHASE AND SALE OF NOTES(2)

   2A.  Purchase and Sale of Series A Notes(2)
   2B.  Purchase and Sale of Shelf Notes(2)
        2B(1).              Facility(2)
        2B(2).              Issuance Period(3)
        2B(3).              Periodic Spread Information(3)
        2B(4).              Request for Purchase(3)
        2B(5).              Rate Quotes(4)
        2B(6).              Acceptance(4)
        2B(7).              Market Disruption(4)
        2B(8).              Facility Closings(5)
        2B(9).              Fees(5)
        2B(9)(i).           Structuring and Issuance Fee(5)
        2B(9)(ii).          Delayed Delivery Fee(6)
        2B(9)(iii).         Cancellation Fee(6)


3. CONDITIONS OF CLOSING(7)

   3A.  Certain Documents(7)
   3B.  Representations and Warranties; No Default(8)
   3C.  Purchase Permitted by Applicable Laws(8)
   3D.  Payment of Fees(8)


4. PREPAYMENTS .(8)

   4A.  Required Prepayments of Series A Notes.(8)
   4B.  Required Prepayments of Shelf Notes.(8)
   4C.  Optional Prepayment with Yield-Maintenance Amount(8)
   4D.  Notice of Optional Prepayment(9)
   4E.  Application of Prepayments(9)
   4F.  Retirement of Notes(9)


5. AFFIRMATIVE COVENANTS(9)

   5A.  Financial Statements.(9)
   5B.  Inspection of Property(12)
   5C.  Covenant to Secure Notes Equally.(12)




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
   5D.  Guaranteed Obligations.(12)
   5E.  Maintenance of Insurance(13)
   5F.  Maintenance of Existence/Compliance with
        Law/Preservation of Property(13)
   5G.  Compliance with Franchises(13)
   5H.  No Integration(14)
   5I.  Payment of Taxes and Claims(14)


6. NEGATIVE COVENANTS(14)

   6A.  Coverage Requirements(14)
   6B.  Liens, Debt and Other Restrictions(14)
        6B(1).      Liens(14)
        6B(2).      Indebtedness .(15)
        6B(3).      Loans, Advances, Investments and
                    Contingent Liabilities(16)
        6B(4).      Consolidation, Merger and Sale of Assets(17)
        6B(5).      Transactions with Related Party(18)
        6B(6).      Sale or Discount of Receivables(18)
        6B(7).      Sale and Leaseback(19)

   6C.  ERISA(19)
   6D.  Fed Regulations, Etc.(19)
   6E.  Environmental Matters(19)
   6F.  Issuance of Subsidiary Equity(19)



7. EVENTS OF DEFAULT(20)


   7A.  Acceleration(20)
   7B.  Rescission of Acceleration(23)
   7C.  Notice of Acceleration or Rescission(23)
   7D.  Other Remedies(23)



8. REPRESENTATIONS, COVENANTS AND WARRANTIES(23)


   8A.  Organization and Ownership(24)
   8B.  Financial Statements(24)
   8C.  Actions Pending(25)
   8D.  Outstanding Debt(25)
   8E.  Title to Properties(25)
   8F.  Taxes(25)
   8G.  Conflicting Agreements and Other Matters(26)
   8H.  Offering of Notes(26)
   8I.  Regulation G, Etc.(26)
   8J.  ERISA(27)
   8K.  Governmental Consents(27)
   8L.  Use of Proceeds(27)
   8M.  Compliance with Law/Franchise Mattes(27)


    8N.  Intellectual Property(28)
    8O.  Holding Company and Investment Company Status(28)
    8P.  Disclosure.(29)


9.  REPRESENTATIONS OF THE PURCHASERS(29)

10. DEFINITIONS; ACCOUNTING MATTERS(30)
    10A. Yield-Maintenance Terms(30)
    10B. Other Terms(31)
    10C. Accounting Principles, Terms and Determinations(40)


11. MISCELLANEOUS(40)
    11A.  Note Payments(40)
    11B.  Expenses(41)
    11C.  Consent to Amendments(41)
    11D.  Form, Registration, Transfer and Exchange of Notes;
          Lost Notes(42)
    11E.  Persons Deemed Owners; Participations(43)
    11F.  Survival of Representations and Warranties;
          Entire Agreement(43)
    11G.  Successors and Assigns(43)
    11H.  Confidentiality; Disclosure to Other Persons(43)
    11I.  Notices(44)
    11J.  Descriptive Headings(44)
    11K.  Satisfaction Requirement(44)
    11L.  Payments Due on Non-Business Days(44)
    11M.  Counterparts(45)
    11N.  Severability(45)
    11O.  Independence of Covenants(45)
    11P.  Joint and Several Obligations(45)
    11Q.  Governing Law/Jurisdiction(45)

                                  EXHIBITS


Purchaser Schedule
Information Schedule



EXHIBIT A-1  --   Form of Series A Note
EXHIBIT A-2  --   Form of Shelf Note
EXHIBIT B    --   Form of Request for Purchase
EXHIBIT C    --   Form of Confirmation of Acceptance
EXHIBIT D-1  --   Form of Opinion of Counsel, Series A Note Closing
EXHIBIT D-2  --   Form of Opinion of Counsel, Shelf Note Closing
EXHIBIT E    --   List of Agreements Restricting Debt
EXHIBIT F    --   List of Franchises; Defaults Under Franchises

                      PERKINS FAMILY RESTAURANTS, L.P.
                  PERKINS RESTAURANTS OPERATING COMPANY, L.P.
                         6075 Poplar Avenue, Suite 800
                         Memphis, Tennessee 38119-4709


                                                  As of December 13, 1995



The Prudential Insurance Company
     of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential the "PURCHASERS")

c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street, Newark, N.J. 07102


Ladies and Gentlemen:

     The undersigned, PERKINS FAMILY RESTAURANTS, L.P., a Delaware limited partnership ("PFR"), and PERKINS RESTAURANTS OPERATING COMPANY, L.P., a Delaware limited partnership ("PERKINS"; PFR and Perkins being herein each individually called a "PARTNERSHIP" and collectively called the "PARTNERSHIPS"), hereby agree with you as follows:

     1.  AUTHORIZATION OF ISSUE OF NOTES.

     1A. AUTHORIZATION OF ISSUE OF SERIES A NOTES. The Partnerships will authorize the issue of their senior promissory notes (the "SERIES A NOTES") in the aggregate principal amount of $20,000,000, to be dated the date of issue thereof, to mature December 13, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.19% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "SERIES A NOTE" and "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B. AUTHORIZATION OF ISSUE OF SHELF NOTES. The Partnerships will authorize the issue of its additional senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf

Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than six years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(6), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity,
(ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2.     PURCHASE AND SALE OF NOTES.

     2A.    PURCHASE AND SALE OF SERIES A NOTES.  The Partnerships hereby agree to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Partnerships $20,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On December 13, 1995 or any other date prior to January 26, 1995 upon which the Partnerships and Prudential may agree (herein called the "SERIES A CLOSING DAY"), the Partnerships will deliver to Prudential at the offices of Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, N.J. 07102, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Perkins Restaurants Operating Company, L.P. account #541-40512 at First National Bank of Boston, Boston, Massachusetts, ABA Routing Number #011-000-390.

     2B.    PURCHASE AND SALE OF SHELF NOTES.

     2B(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE

OBLIGATED TO MAKE OR ACCEPTOFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Partnerships, or the Partnerships shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

     2B(3). PERIODIC SPREAD INFORMATION. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Partnerships may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Partnerships may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Partnerships and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Partnerships in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2B(3) for any reason, including its determination that the credit quality of the Partnerships has declined since the date of this Agreement.

     2B(4). REQUEST FOR PURCHASE. The Partnerships may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Dayduring the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(5). RATE QUOTES. Not later than five Business Days after the Partnerships shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Partnerships by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(6). ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(5) or such shorter period as Prudential may specify to the Partnerships (such period herein called the "ACCEPTANCE WINDOW"), the Partnerships may, subject to paragraph 2B(7), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Partnerships notifying Prudential by telephone or telecopier within the Acceptance Window that the Partnerships elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Partnerships notify an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(7) and the other terms and conditions hereof, the Partnerships agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Partnerships, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE").
If the Partnerships should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(7). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(6), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(5) and thereafter prior to the time an Acceptance with respect to such quotes shall havebeen notified to Prudential in accordance with paragraph 2B(6) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Partnerships thereafter notify Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Partnerships that the provisions of this paragraph 2B(7) are applicable with respect to such Acceptance.

     2B(8). FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Partnerships will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Partnerships fail to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(8), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Partnerships shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Partnerships reasonably believe that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Partnerships will pay the Delayed Delivery Fee in accordance with paragraph 2B(9)(iii) or (ii) such closing is to be canceled. In the event that the Partnerships shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Partnerships in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Partnerships may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(9). FEES.

     2B(9)(i). STRUCTURING AND ISSUANCE FEE. The Partnerships will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.125% of theaggregate principal amount of Notes sold on such Closing Day. In addition, the Partnerships will pay to Prudential on the Series A Closing Day a structuring fee in the amount of $10,000.

     2B(9)(ii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Partnerships will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                          (BEY - MMY) X (DTS/360 X PA)

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(8).

     2B(9)(iii). CANCELLATION FEE. If the Partnerships at any time notify Prudential in writing that the Partnerships are canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Partnerships in writing under the circumstances set forth in the last sentence of paragraph 2B(6) or the penultimate sentence of paragraph 2B(8) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Partnerships will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA
where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and

"PA" has the meaning ascribed to it in paragraph 2B(9)(ii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

           (i)   The Note(s) to be purchased by such Purchaser.

           (ii) Copies (certified by the General Partner) of all actions taken by the Partnerships authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

           (iii) Certificates of incumbency and specimen signatures with respect to the names and true signatures of the officers of the General Partner who are authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

           (iv) Copies of the Certificate of Limited Partnership of each of PFR and Perkins (certified as of a recent date by the Secretary of State of Delaware) and a partnership agreement of each of PFR and Perkins (certified by the General Partner) as in effect on the Closing Day.

           (v) A favorable opinion of Donald F. Wiseman, Esq., General Counsel of the Partnerships and General Partner (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Partnerships hereby direct each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

           (vi) Good standing certificates for the Partnership issued by the Secretary of State of the States of Delaware, Florida, Iowa, Minnesota, New York, Ohio, Pennsylvania, Tennessee and Wisconsin dated of a recent date and such other evidence of the status of the Partnerships as such Purchaser may reasonably request.

           (vii) Copies of articles of incorporation (certified as of a recent date by the Secretary of State of Delaware) and by-laws (certified by Secretary of the General Partners) of the General Partner as in effect on the Closing Day.

          (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Partnerships shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Partnerships) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3D. PAYMENT OF FEES. The Partnerships shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2B(8)(i) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(ii).

     4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Partnerships pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A. REQUIRED PREPAYMENTS OF SERIES A NOTES. Until the Series A Notes shall be paid in full, the Partnerships shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $606,060.61 on December 13, March 13, June 13 and September 13 in each of the years 1997 through 2005 inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the prepayment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

     4B. REQUIRED PREPAYMENTS OF SHELF NOTES. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integralmultiples of $100,000 and in a minimum amount of $1,000,000), at Partnerships, at

100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D. NOTICE OF OPTIONAL PREPAYMENT. The Partnerships shall give the holder of each Note to be prepaid pursuant to paragraph 4C(1) irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C(1). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Partnerships shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Partnerships.

     4E. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Partnerships or any of their Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F. RETIREMENT OF NOTES. The Partnerships shall not, and shall not permit any of their Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment in accordance with paragraphs 4A or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Partnerships or such Affiliates shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of the Notes of such Series held by each other holder of such Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Partnerships or any of the Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5. AFFIRMATIVE COVENANTS.

     5A. FINANCIAL STATEMENTS. The Partnerships covenant that they will deliver to each Significant Holder (but in the case of any Significant Holder described in clause (ii)of the definition of such term, only such Significant Holder whose name and address has been furnished to the Partnerships (or either of them) in writing) of any Notes in triplicate:

     (i) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of PFR, consolidated statements of income, cash flows and changes in partners' capital of PFR and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of PFR and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the General Partner to be true, correct and current in all material respects, subject to changes resulting from normal year-end adjustments; provided, however, that delivery pursuant to clause (v) below of copies of the Quarterly Report on Form 10-Q of PFR for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

     (ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of PFR, consolidating and consolidated statements of income, cash flows and changes in partners' capital of PFR and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of PFR and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by PFR whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the General Partner; provided, however, that delivery pursuant to clause (v) below of copies of the Annual Report on Form 10-K of PFR for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause
(ii);

     (iii) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period in each fiscal year of the General Partner, statements of income, stockholders' equity and cash flows of the General Partner for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the General Partner as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the General Partner to be true, correct and current in all material respects, subject to changes resulting from year-end adjustments;

     (iv) to the extent prepared for any fiscal year of the General Partner, as soon as practicable and in any event within ten (10) days of the receipt by the General Partner thereof, statements of income, stockholders' equity and cash flows of the General Partner for such year, and a balance sheet of the General Partner as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the General Partner whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s);

     (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports (other than information and reports delivered to the limited partners of the Partnerships, solely in order that such limited partners shall be able to compute and report their income tax liabilities resulting from their status as limited partners) as any of the Partnerships, the Subsidiaries or the General Partner shall send to their partners or equity holders and copies of all registration statements (without exhibits) and all reports which any of the Partnerships, the Subsidiaries or the General Partner files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (vi) promptly upon receipt thereof, a copy of each other report submitted to any of the Partnerships, the Subsidiaries or the General Partner by independent accountants in connection with any annual, interim or special audit made by them of the books of such Partnership, Subsidiary or General Partner; and

     (vii) with reasonable promptness, such other financial and other data (including, without limitation, financial and other data relating to joint ventures in which any of the Partnerships, the Subsidiaries or the General Partner, has invested, certified by an authorized financial officer of the General Partner) as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Partnerships will deliver to each Significant Holder to whom such financial statements are required to be delivered an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Partnerships and the Subsidiaries with the provisions of paragraphs 6A, 6B(2) and 6B(3) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Partnerships have taken, are taking or propose to take with respect thereto.

Together with each delivery of financial statements required by clause (ii) above, the Partnerships will deliver to each Significant Holder to whom such financial statements are required to be delivered a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

Together with each delivery of financial statements required by clause (ii) above, the Partnerships will deliver to each Significant Holder to whom such financial statements are required to be delivered an Officer's Certificate specifying the details of the insurance then in effect and maintained in accordance with paragraph 5E.

           The Partnerships also covenant that forthwith upon the chief executive officer, principal financial officer, principal accounting officer or any vice-president of the General Partner obtaining actual knowledge of:

           (i)   an Event of Default or Default;

           (ii) a material adverse change in the financial condition, business, operations or prospects of the Partnerships and the Subsidiaries, taken as a whole, or of the General Partner;

           (iii) the institution of legal proceedings against any of the Partnerships, the Subsidiaries or the General Partner, which individually or in the aggregate could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of such Partnership, Subsidiary or General Partner or which in any manner draws into question the validity of or has a reasonable possibility of impairing the ability of a Partnership to perform its obligations under this Agreement or the Notes; or

           (iv) a default by Perkins in any of its material obligations under any Franchise or the filing of a complaint with, or an investigation (pending, threatened or actual) by, the FTC or any enforcement agency against Perkins or PFR pursuant to any state franchise laws, business opportunity acts or trade practices acts which, individually or in the aggregate, if determined adversely to Perkins or PFR, could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of Perkins or PFR;

the Partnerships will deliver to each Significant Holder to whom the financial statements described in this paragraph 5A are required to be delivered, and with respect to clause (i), the Partnerships will deliver to each holder of any Note, an Officer's Certificate specifying the nature and period of existence thereof and what action the Partnerships have taken, are taking or propose to take with respect thereto.

     5B. INSPECTION OF PROPERTY. Each Partnership covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of such Partnership and its Subsidiaries, to examine the books and financial records of the Partnership and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Persons with the principal officers of the General Partner and the independent public accountants of such Partnership, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5C.     COVENANT TO SECURE NOTES EQUALLY.  Each Partnership covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(l) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provisionwhereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

     5D.     GUARANTEED OBLIGATIONS.  Each Partnership covenants that if, at any time after the date hereof, it or any of its Subsidiaries incurs or permits to exist any obligation for borrowed money or for the deferred purchase price of any property or assets (including Capitalized Lease Obligations) guaranteed or collateralized in any manner by any Person (other than by a Partnership or a Subsidiary), it will, unless the principal amount of Indebtedness being so guaranteed or collateralized, when added to the Indebtedness described in clauses (a) and (c) of paragraph 6B(2), does not exceed in aggregate principal amount at any time, 10% of Consolidated Net worth, simultaneously cause such Person to execute and deliver to each holder of any Note a guaranty agreement in form and substance satisfactory to such holder guaranteeing payment of the principal amount of the Notes and any Yield-Maintenance Amount and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize the Notes equally and ratably with such other obligation. Nothing in this paragraph 5D is intended to permit a Partnership or a Subsidiary to guaranty or collateralize the obligations of any other Partnership or Subsidiary unless and to the extent such guaranty or collateral is expressly permitted by any other provision of this Agreement.

     5E.     MAINTENANCE OF INSURANCE.  Each Partnership covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated Persons engaged in the same or similar businesses.

     5F.     MAINTENANCE OF EXISTENCE/COMPLIANCE WITH LAW/PRESERVATION OF
PROPERTY. Except as allowed under paragraph 6B(4), each Partnership covenants that it and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence and comply in all respects with all laws and regulations (including, without limitation, (i)
Part 436, Subchapter D, Chapter I, Title 16 of the Code of Federal Regulations (the "FTC RULE") and all applicable state franchise laws and regulations, business opportunity acts and trade practices acts, (ii) laws and regulations relating to equal employment opportunity and employee safety and (iii) laws relating to the environment) applicable to any of them, the failure with which to comply could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Partnerships and the Subsidiaries, taken as a whole. Except as expressly permitted by paragraph 6B(4), each Partnership further covenants that it and each Subsidiary will at all times maintain (and if registered with the United States Patent and Trademark Office and/or with any state trademark authorities, maintain such registration), preserve and protect all material intellectual property of such Partnership and Subsidiaries used in the conduct of their respective businesses, including, without limitation, the Marks, and preserve all the remainder of their material properties used or useful in the conduct of their respective businesses and keep the same in good repair, working order and condition, ordinary wear and tear excepted.

     5G.    COMPLIANCE WITH FRANCHISES.  Perkins shall keep all of the
Franchises in full force and effect and shall perform all of its obligations thereunder, except where the termination or cancellation of a Franchise or the failure to perform its obligations could not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon its business, operations, financial condition or prospects.

     5H.    NO INTEGRATION.  Each Partnership covenants that it has taken and will continue to take all necessary steps on its part to be performed so that the issuance of the Notes will not require registration under the Securities Act. Each Partnership covenants that no future offer and sale of debt securities of such Partnership of any class will be made if, as a result of the doctrine of "integration", such offer and sale would call into question the entitlement of the Notes to an exemption from the registration requirements of the Securities Act.

     5I.    PAYMENT OF TAXES AND CLAIMS.  Each Partnership covenants that it and each Subsidiary will pay all taxes, assessments and other governmental charges imposed upon them or any of their respective properties or assets or in respect of any of their respective franchises, businesses, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become a Lien upon any of their respective properties or assets (other than Liens permitted pursuant to paragraph 6B(l)), provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

     6. NEGATIVE COVENANTS. Unless the Required Holder(s) otherwise agree in writing, neither Partnership shall, nor shall it permit any Subsidiary to, take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

     6A.    COVERAGE REQUIREMENTS.  Each Partnership covenants that it will not permit at any time the Fixed Charge Coverage Ratio of PFR and its Subsidiaries, on a consolidated basis, to be less than 3.0 to 1.0.

     6B.    LIENS, DEBT AND OTHER RESTRICTIONS.  Each Partnership covenants that it will not and will not permit any Subsidiary to:

     6B(l). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except:

     (i) Liens for taxes (including ad valorem and property taxes), assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) if payment is not yet due or such Liens are being actively contested in good faith by appropriate proceedings, or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business securing obligations not yet due and payable or which are being actively contested in good faith by appropriate proceedings, and all such Liens described in this clause (i), in the aggregate, do not materially detract from the value of its properties or assets or impair the use thereof in the operation of its business;

     (ii) other Liens incidental to the conduct of its business or the ownership of its properties and assets including, without limitation, pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges or to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, performance bonds, purchase, construction or sales contracts and other similar obligations, provided that such Liens were not incurred in connection with the borrowing of money or the obtaining of advances or credit and do not, in the aggregate materially detract from the value of its properties or assets or impair the use thereof in the operation of its business;

     (iii) such minor defects, irregularities, encumbrances, easements, rights of way, zoning restrictions, variations from building laws and clouds on title as normally exist with respect to similar properties which do not materially impair the property affected thereby for the purpose for which it was acquired;

     (iv) leases and subleases of property to others entered into in the ordinary course of business or existing on property acquired in the ordinary course of business;

     (v) Liens on property owned by either of the Partnerships or any Subsidiary constituting leasehold improvements on real estate not owned by such Partnership or Subsidiary to the extent such property is affixed to the real estate in such a manner as to be subjected to liens on the real estate to which it is affixed;

     (vi) provisions subordinating the interest of either of the Partnerships or any Subsidiary, as a lessee, to an underlying lease or to a security interest in the leased property granted or to be granted by the lessor; and

     (vii) other Liens on the respective properties and assets of the Partnerships and the Subsidiaries (excluding, however, any intercompany Liens and any Lien on the limited partnership interest of PFR in Perkins) securing Indebtedness of the Partnerships and the Subsidiaries which, together with Indebtedness permitted by clauses (a) and (b) of paragraph 6B(2), does not exceed in aggregate principal amount at any time, 10% of Consolidated Net Worth.

     6B(2). INDEBTEDNESS. Permit at any time the ratio of Indebtedness of PFR and its Subsidiaries, on a consolidated basis, to Tangible Net Worth, to be greater than 2.75 to 1.0. Notwithstanding the foregoing, no Restricted Subsidiary may create, incur, assume or suffer to exist any Funded Debt, except that a Restricted Subsidiary may create, incur, assume or suffer to exist Funded Debt if permitted by the immediately preceding sentence and to the extent the sum of

     (a)    such Funded Debt of a Restricted Subsidiary plus

     (b) that portion of any Indebtedness of the Partnerships and the Subsidiaries of the type described in paragraph 5D which is collateralized or guaranteed in any manner by a Person other than a Partnership or Subsidiary, to the extent the Notes are not also collateralized or guaranteed by such Person as required by paragraph 5D (without giving effect to the exception in paragraph 5D for third party guarantees and collateral that are permitted without a corresponding guaranty or collateralization of the Notes), plus

     (c) Indebtedness secured by Liens permitted by paragraph 6B(l)(vii), does not exceed in aggregate principal amount at any time, 10% of Consolidated Net Worth.

     6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any Investment to, any Person, except that each Partnership and each Subsidiary may:

     (i) make or permit to remain outstanding loans or advances to any other Partnership or Subsidiary (other than loans or advances by a Restricted Subsidiary to a Partnership);

     (ii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Partnership or Subsidiary;

     (iii) own, purchase or acquire stock, obligations or securities or other equity interests of a Subsidiary (except that no Subsidiary may own, purchase or acquire stock, obligations or securities or other equity interests of Perkins)or of a Person which immediately after such purchase or acquisition will be a Subsidiary;

     (iv) own, purchase or acquire prime commercial paper (rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.) and certificates of deposit in United States commercial banks (having capital reserves in excess of $100,000,000), in each case due within one (1) year from the date of purchase and payable in the United States in United
States dollars, direct obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, and repurchase agreements of such banks for terms of less than one (1) year in respect of the foregoing certificates and obligations;

     (v) make loans or advances to its employees in the ordinary course of business and consistent with the practices of the Partnerships existing on the Date of Closing for relocation, travel, investment in the Restricted Unit Plan and other business expenses;

     (vi)   in the case of Perkins, make Investments in or to Franchisees;

     (vii) in the case of the Partnerships, make or permit to remain outstanding Guarantees by the Partnerships to the extent the Partnerships are and continue to be in compliance with the debt to worth ratio set forth in paragraph 6B(2); and

     (viii) make any Investments other than Guarantees in or to any Person not otherwise enumerated in clauses (i)-(vii) above in an aggregate amount for the Partnerships and the Subsidiaries not to exceed $1,000,000 at any time outstanding.

     Notwithstanding the foregoing exceptions to the prohibition against Investments, the Partnerships shall not at any time permit the aggregate amount of Investments of the Partnerships and the Subsidiaries (excluding Guarantees permitted by clause (vii) above), on a consolidated basis, to exceed 15% of Tangible Gross Worth.

     6B(4). CONSOLIDATION, MERGER AND SALE OF ASSETS.   Merge, consolidate or
exchange shares (for cash, securities or other property) with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets (i.e., assets which, together with all Allocated Assets of Restricted Subsidiaries and all other assets of the Partnerships and Subsidiaries sold, leased, transferred or otherwise disposed of (other than in the ordinary course of business) from and after the date of this Agreement, constitute more than 10% of the consolidated assets of PFR and its Subsidiaries, or assets which, together with all Allocated Assets of Restricted Subsidiaries, shall have contributed more than 10% of Consolidated Net Earnings for any of the three (3) fiscal years then most recently ended) to any Person except that

     (i) PFR and Perkins may merge with or into one another and may sell, lease, transfer or otherwise dispose of their assets to one another;

     (ii) any Restricted Subsidiary may merge with PFR or Perkins (provided PFR or Perkins shall be the continuing or surviving Person), or any Restricted Subsidiary may merge with or into any one or more other Restricted Subsidiaries;

     (iii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to PFR or Perkins, or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to another Restricted Subsidiary;

     (iv) PFR and/or Perkins may merge or consolidate with any other Person, provided that (a) PFR or Perkins, as applicable, shall be the continuing or surviving Person and (b) PFR or Perkins, as applicable, as the continuing or surviving Person shall not, immediately after such merger or consolidation, be in default under this Agreement or on the Notes, including all covenants herein and therein contained;

     (v) any Restricted Subsidiary may merge or consolidate with any other Person, provided that, immediately after giving effect to such merger or consolidation (a) the continuing or surviving Person of such merger or consolidation shall constitute a Restricted Subsidiary, and (b) no Event of Default or Default shall exist; and

     (vi) the Partnerships and Subsidiaries may effect a reorganization (through merger, consolidation, exchange of shares and/or sale of assets and whether or not any Partnership or Subsidiary shall be the surviving Person) in conjunction with the application of Section 7704 of the Code to PFR; provided, however., that such reorganization, in the good faith judgment of the Required Holders, shall not adversely affect the holders of the Notes, andprovided, further, that the Partnerships (or the surviving entity of any such reorganization) shall enter into an amended and restated note facility agreement with the holders of the Notes in form and substance satisfactory to such holders but without change to the maturity date of any Note, the principal amount of, or the rate or time of payment of interest or premium payable on, any Note, or the time, amount or allocation of any required prepayments of the Notes.

For purposes of this Agreement, the term "ALLOCATED ASSETS" shall mean, with respect to any Restricted Subsidiary, those assets of such Restricted Subsidiary underlying the equity interest of such Restricted Subsidiary being issued, sold or otherwise disposed of (directly or indirectly) by such Restricted Subsidiary. The value of the Allocated Assets of a Restricted Subsidiary shall be determined by multiplying (a) the percentage dilution of the ownership interest of the Partnerships in such Restricted Subsidiary resulting from such Restricted Subsidiary's direct or indirect issuance, sale or other disposition of its equity, times (b) the book value of the assets of such Restricted Subsidiary as of the date of such issuance, sale or other disposition of equity. Allocated Assets of a Restricted Subsidiary shall not be deemed to be sold, leased, transferred or otherwise disposed of in the ordinary course of business unless the corresponding equity interest of such Restricted Subsidiary is issued, sold or otherwise disposed of to the Partnerships or another Restricted Subsidiary.

     The percentage of net earnings of a Restricted Subsidiary to which the Allocated Assets of such Restricted Subsidiary shall have contributed shall be determined by multiplying (a) the percentage dilution of the ownership interest of the Partnerships in such Restricted Subsidiary resulting from such Restricted Subsidiary's direct or indirect issuance, sale or other disposition of its equity, times (b) the net earnings of such Restricted Subsidiary for the fiscal year of such Restricted Subsidiary then being measured (i.e., each of the three (3) fiscal years then most recently ended, measured separately). The "net earnings" of a Restricted Subsidiary shall be determined in accordance with generally accepted accounting principles.

     For purposes of this paragraph 6B(4), the term "PERCENTAGE DILUTION" shall mean the difference (expressed in a percentage) between the ownership interest of the Partnerships in a Restricted Subsidiary immediately prior to and after such Restricted Subsidiary's direct or indirect issuance, sale or other disposition of its equity.

     6B(5). TRANSACTIONS WITH RELATED PARTY. Engage, directly or indirectly, in any transaction or series of related transactions (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) in which the payment of money, receipt of other consideration or fair market value of the assets involved, exceeds $10,000, with any Affiliate of any of the Partnerships, the Subsidiaries or the General Partner, except in the ordinary course of and pursuant to the reasonable requirements of such Partnership's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to such Partnership or such Subsidiary (as determined by a special committee of the Board of Directors of the General Partner in good faith), as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate; provided, however, that for purposes of this paragraph 6B(5), PFR and Perkins shall not be deemed to be Affiliates of one another.

     6B(6). SALE OR DISCOUNT OF RECEIVABLES. Pledge, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except that it may sell with recourse notes and accounts receivable provided the face amount of all notes and accounts receivable of the Partnerships and the Subsidiaries sold with recourse during any fiscal year of the Partnerships shall not exceed an aggregate of $50,000.

     6B(7). SALE AND LEASEBACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Partnership or Subsidiary of real or personal property which has been or is to be sold or transferred by such Partnership or Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of such Partnership or Subsidiary, except that this paragraph 6B(7) shall not be deemed to prohibit the sale or transfer and contemporaneous leasing by such Partnership or Subsidiary of real property made within 180 days after the completion of construction of improvements thereon.

     6C.    ERISA.  Each Partnership covenants that neither it, the
Subsidiaries, the General Partner nor any ERISA Affiliate will:

     (i) terminate or withdraw from any Plan so as to result in any liability of such Partnership, Subsidiary or General Partner in an amount, individually or in the aggregate, in excess of $1,000,000 to the Pension Benefit Guaranty Corporation;

     (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject such Partnership, Subsidiary or General Partner to any tax, penalty or other liability in an amount, individually or in the aggregate, in excess of $1,000,000; or

     (iii) incur or suffer to exist any accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan) in an amount, individually or in the aggregate, in excess of $1,000,000.

     6D.     FED REGULATIONS, ETC.  Each Partnership covenants that it will not, and will not permit any Subsidiary or any agent acting on behalf of such Partnership or Subsidiary, to take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     6E.     ENVIRONMENTAL MATTERS.  Each Partnership covenants that it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous materials used, produced, manufactured, processed, generated, stored, disposed of, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements (except where failure to comply could not reasonablybe expected to have a material adverse effect on the business, operations or financial condition of PFR and its Subsidiaries, taken as a whole).

     6F.     ISSUANCE OF SUBSIDIARY EQUITY.  Each Partnership covenants that it will not permit any Restricted Subsidiary to issue, sell or otherwise dispose of any equity interest of such Restricted Subsidiary (either directly or indirectly) except to the Partnerships or another Restricted Subsidiary or unless the Allocated Assets of such Restricted Subsidiary could be sold pursuant to paragraph 6B(4).

     7.      EVENTS OF DEFAULT.

     7A.     ACCELERATION.  If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and be continuing:

     (i) the Partnerships (or either of them) default in the payment of any principal or Yield-Maintenance Amount when the same shall become due, either by the terms thereof or otherwise as herein provided; or the Partnerships (or either of them) default in the payment of any interest on any Note for more than five (5) Business Days after the date due; or

     (ii) the Partnerships (or either of them) default in the payment of any interest on any Note for more than (5) Business days after the date due; or

     (iii) any of the Partnerships, the Subsidiaries or the General Partner defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any of the Partnerships, the Subsidiaries or the General Partner fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to be accelerated, defeased, purchased or redeemed prior to any stated maturity; provided, however, that the aggregate amount of all such obligations subject to such acceleration, purchase or redemption exceeds $10,000,000; or

     (iv) any representation or warranty made by or on behalf of the Partnerships (or either of them) herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made or deemed made; or

     (v) the Partnerships (or either of them) fail to perform or observe any agreement, term or condition contained in paragraph 6; or

     (vi) the Partnerships (or either of them) fail to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within thirty (30) days after either Partnership or the General Partner first obtains knowledge of such failure; or

     (vii) any of the Partnerships, the Subsidiaries or the General Partner makes an assignment for the benefit of creditors or is generally not paying its debt as such debt becomes due; or

     (viii) any of the Partnerships, the Subsidiaries or the General Partner makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or any decree or order for relief in respect of any of the Partnerships, the Subsidiaries or the General Partner is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

     (ix) any of the Partnerships, the Subsidiaries or the General Partner petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Partnership, Subsidiary or General Partner, or of any substantial part of the assets of such Partnership, Subsidiary or General Partner, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary as permitted in clause (xi) below) relating to such Partnership, Subsidiary or General Partner under the Bankruptcy Law of any other jurisdiction; or

     (x) any such petition or application (referred to in clause (ix) above) is filed, or any such proceedings are commenced, against any of the Partnerships, the Subsidiaries or the General Partner and such Partnership, Subsidiary or General Partner by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days; or

     (xi) any event, action or inaction occurs (other than a reorganization permitted by paragraph 6B(4)(vi)) which results or could reasonably be expected to result in the dissolution of any of the Partnerships, the Subsidiaries or the General Partner under or pursuant to the partnership agreement or other governing document of such Partnership, Subsidiary or General Partner, by operation of law, or otherwise; provided, however, that the voluntary dissolution of a Restricted Subsidiary whose assets, immediately prior to the dissolution, constituted less than 5% of the consolidated assets of PFR and its Subsidiaries, and for each of the three (3) fiscal years immediately preceding the date of dissolution, contributed less than 5% of Consolidated Net Earnings, shall not constitute an Event of Default hereunder; or

     (xii) any order, judgment or decree is entered in any proceedings against any of the Partnerships, the Subsidiaries or the General Partner decreeing a split-up of suchPartnership, Subsidiary or General Partner which requires the divestiture of assets representing a substantial part, or the divestiture of the stock or equity of a Subsidiary whose assets represent a substantial part, of the consolidated assets of PFR and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock or equity of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of PFR and its Subsidiaries (determined in accordance with generally accepted accounting principles) for the fiscal year then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

     (xiii) a final judgment in an amount in excess of $1,000,000 is rendered against any of the Partnerships, the Subsidiaries or the General Partner (excluding a judgment for which an independent insurance carrier has acknowledged and advised such Partnership, Subsidiary or General Partner, as applicable, in writing that such judgment is within the limits of and fully covered by the insurance policy of such Partnership, Subsidiary or General Partner, as applicable, and said judgment is being duly administered or defended by said insurer under such policy without reservation of rights) and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged;

     (xiv) (a) the Partnerships (or either of them), the General Partner or any other Person who is a member of the Partnerships' or the General Partner's "controlled group" (as such term is defined under section 4001(a)(14)(A) of ERISA) fails to make all or any portion of a required installment payment under section 302(e) of ERISA with respect to any Plan (other than a Multiemployer
Plan), (b) the aggregate unpaid balance of such installment together with the unpaid balance of all prior installments and other payments due under section 302 of ERISA with respect to such Plan (including any accrued interest on such amounts) exceeds $1,000,000, and (c) such amounts remain unpaid for more than thirty (30) days after the due date of the installment referred to in clause
(a); or

     (xv) the Partnerships (or either of them), the General Partner or any other Person who is a member of the Partnerships' or the General Partner's "controlled group" (as defined under section 4001(a)(14)(A) of ERISA) shall have made a complete or partial withdrawal from a Multiemployer Plan pursuant to which it incurs a withdrawal liability pursuant to section 4201 of ERISA in an amount exceeding $1,000,000; or

     (xvi) the General Partner shall create, assume or suffer to exist any Lien upon its equity interest in either Partnership except to a Person who may become a General Partner without triggering an Event of Default under clause
(xvii) below; or

     (xvii) The Restaurant Company or any successor corporation permitted by paragraph 6B(4)(vi) shall cease to own and control or be the beneficial owner of and control, directly or indirectly, 100% of the issued and outstanding Voting Stock of the General Partner;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Partnerships, declare all of the Notes held by such holder to be, and allof the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Partnerships, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Partnerships, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Partnerships, and
(c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Partnerships, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Partnerships.

     7B.    RESCISSION OF ACCELERATION.  At any time after any or all of the
Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Partnerships, rescind and annul such declaration and its consequences if (i) the Partnerships shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Partnerships shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Partnerships shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Partnerships represent, covenant and warrant:

     8A. ORGANIZATION AND OWNERSHIP.

     (i) Each Partnership is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is a corporation or partnership duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, and each Partnership has the partnership power and each Subsidiary has the corporate or partnership power, as applicable, to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized or to be in good standing could not reasonably be expected to have a material adverse effect on its financial condition, business, operations or prospects.

     (ii) The General Partner is the sole general partner of each Partnership. The General Partner is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized or to be in good standing could not reasonably be expected to have a material adverse effect on its financial condition, business, operations or prospects. The General Partner has the corporate power to own its properties and to carry on its business as now being conducted and is duly authorized and empowered to execute and deliver this Agreement and the Notes on behalf of the Partnerships and to bind the Partnerships thereby.

     (iii) Each Partnership is duly authorized and empowered to make, enter into and perform under this Agreement and the Notes and has taken all necessary and appropriate partnership action to authorize the execution, delivery and performance of this Agreement and the issuance of the Notes.

     (iv) The General Partner owns a one percent (1%) equity interest, as a general partner, in each of the Partnerships; PFR owns the remaining 99% equity interest in Perkins; Perkins Restaurants, Inc. owns a 48.1% equity interest in PFR, the public owns a 49.8% equity interest in PFR, and PFR holds the remaining 2.1% equity interest in PFR as "restricted Units" for redistribution through PFR's Restricted Unit Plan to officers and key employees of the General Partner, Perkins Restaurants, Inc. and their Affiliates and to certain members of the board of directors of the General Partner or otherwise to the public; Perkins Restaurants, Inc. owns 100% of the issued and outstanding capital stock of the General Partner; and The Restaurant Company owns 100% of the issued and outstanding capital stock of Perkins Restaurants, Inc.

     8B.   FINANCIAL STATEMENTS.  The Partnerships have furnished to you the following financial statements, identified by a principal financial officer of the General Partner: (i) a consolidated balance sheet of PFR and its Subsidiaries as at December 31 in eachof the five (5) fiscal years of PFR most recently completed prior to the date as of which this representation is made or repeated (other than fiscal years completed within ninety (90) days prior to such date for which audited financial statements have not been released) and a consolidated statement of income, statement of cash flows and statement of changes in partners' capital of PFR and its Subsidiaries for each such year, all certified by Arthur Andersen & Co.; and (ii) consolidated balance sheets of PFR and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within forty-five (45) days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, statements of cash flows and statements of changes in partners' capital for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the General Partner. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of PFR and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of PFR and its Subsidiaries as at the dates thereof, and the statements of income, cash flows and changes in partners' capital fairly present the results of the operations and the partners' capital of PFR and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, financial condition, operations or prospects of PFR and its Subsidiaries, taken as a whole, since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of either Partnership, threatened, against either Partnership or any Subsidiary or the General Partner, or any properties or rights of either Partnership or any Subsidiary or the General Partner, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of PFR and its Subsidiaries, taken as a whole.

     8D. OUTSTANDING DEBT. No Partnership or Subsidiary has outstanding any Indebtedness except in compliance with paragraph 6B(2). No Partnership or Subsidiary is in default under the provisions of any instrument evidencing any obligation for borrowed money or for the deferred purchase price of any property or assets (including any Capitalized Lease Obligations) or other material Indebtedness or of any agreement relating thereto.

     8E. TITLE TO PROPERTIES. Each Partnership and each Subsidiary has good and marketable fee title to its respective real properties and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(l). All leases necessary in any material respect for the conduct of the respective businesses of the Partnerships and the Subsidiaries are valid and subsisting and are in full force and effect.

     8F. TAXES. Each Partnership and each Subsidiary has filed all federal, state, local and foreign income tax returns which, to the knowledge of the officers of the General Partner, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes and assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. No Partnership or Subsidiary is a party to any contract or agreement or subject to any governing document or other partnership or corporate restriction which materially and adversely affects its operations, business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of either Partnership or any Subsidiary pursuant to, the partnership agreement or certificate of partnership of either Partnership or the charter or by-laws or the partnership agreement or certificate of partnership, as applicable, of any Subsidiary, any award of any arbitrator or any agreement (including any agreement with partners or stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which either Partnership or any Subsidiary is subject. Neither Partnership is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Partnership, any agreement relating thereto or any other contract or agreement (including its partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Partnership of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit H attached hereto.

     8H. OFFERING OF NOTES. Neither Partnership or any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of such Partnership for sale to, or solicited any offers to buy the Notes or any similar security of such Partnership from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither Partnership or any agent acting on its behalf has taken any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. REGULATION G, ETC. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G. Neither Partnership or any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal ReserveSystem or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by either Partnership to be incurred with respect to any Plan (other than a Multiemployer
Plan) by such Partnership, any Subsidiary, the General Partner or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, financial condition, operations or prospects of PFR and its Subsidiaries, taken as a whole, or to the business, financial condition, operations or prospects of the General Partner. None of the Partnerships, the Subsidiaries, the General Partner or any ERISA Affiliate have incurred or presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, financial condition, operations or prospects of PFR and its Subsidiaries, taken as a whole, or to the business, financial condition, operations or prospects of the General Partner. The execution and delivery of this Agreement and the issuance and sale of the Notes are not transactions which are subject to the prohibitions of section 406 of ERISA or in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representations by the Partnerships in the immediately preceding sentence are made in reliance upon and subject to the accuracy of the Purchaser's representation in paragraph 9 as to the source of funds to be used to pay the purchase price of the Notes.

     8K. GOVERNMENTAL CONSENT. Neither the nature of any of the Partnerships or Subsidiaries, nor any of their respective businesses or properties, nor any relationship between any of the Partnerships or Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes (assuming the accuracy of the Purchaser's representations in paragraph 9) is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. USE OF PROCEEDS. The proceeds of the sale of the Series A Notes shall be used by the Partnerships for the prepayment of short-term indebtedness and for other general corporate purposes. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     8M. COMPLIANCE WITH LAW/FRANCHISE MATTERS.

     (i) Each Partnership and each Subsidiary is in compliance with all federal, state, local and other governmental laws and regulations applicable to or binding upon it or any of its property or assets or to which it or any of its property or assets is subject, including, without limitation, (a) the FTC Rule and all applicable state franchise laws and regulations,business opportunity acts and trade practices acts, (b) all laws and regulations relating to equal employment opportunity and employee safety, and (c) all laws relating to the environment; except in each instance where noncompliance could not reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of PFR and its Subsidiaries, taken as a whole.

     (ii) Neither Partnership has knowledge of any complaint filed with, any pending or threatened investigation by, or any actual investigation conducted by, the FTC or any enforcement agency against or affecting PFR or Perkins pursuant to any state franchise laws, business opportunity acts or trade practices acts.

     (iii) Perkins is duly registered and authorized to offer and sell restaurant franchises pursuant to the Franchises, in accordance with the state franchise laws and business opportunity acts in all of the states in which Perkins is required to be registered in order to offer and sell the Franchises, and Perkins has effected all registration renewals and made all amendments to state registrations as required under all such state franchise laws and state business opportunity acts, except in each instance where the failure to be so registered or authorized or to renew or amend state registrations could not reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of Perkins.

     (iv) All of the Franchises currently in existence are valid, binding and in full force and effect, and except as set forth on Exhibit F attached hereto, there are no existing defaults by Perkins or claims by Franchisees of defaults under any of the Franchises or notices received by Perkins of any Franchisee's intention to cancel, terminate or not renew any of the Franchises.

     8N. INTELLECTUAL PROPERTY. Perkins is the exclusive owner of all of the patents, trademarks, service marks, trade names, copyrights, franchises and licenses (collectively, the "MARKS"), and rights with respect thereto, necessary for the conduct of its business as now conducted, including, without limitation, the trade name "Perkins Family Restaurant", without any known conflict with the rights of others and, in each case, subject to no Lien. Each Mark and each registration of a Mark is in full force and effect and Perkins has fulfilled and performed all its obligations with respect thereto (including, without limitation, the filing of all appropriate renewals for registered Marks). No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination of any Mark, or which materially and adversely affects or in the future may (so far as each Partnership now foresees) materially and adversely affect, the rights of Perkins with respect thereto. No other license or franchise is necessary to the operations of the business of Perkins as now conducted or proposed to be conducted.

     80. HOLDING COMPANY AND INVESTMENT COMPANY STATUS. No Partnership or Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. No Partnership or Subsidiary is an "investment company" or a company "controlled" by an"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     8P. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Partnerships (or either of them) in connection herewith ("OFFERING MATERIALS") contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to any of the Partnerships or Subsidiaries which materially and adversely affects or in the future may (so far as each Partnership now foresees) materially and adversely affect the operations, business, property or assets, or financial condition of PFR and its Subsidiaries, taken as a whole, and which has not been set forth in this Agreement or in the Offering Materials furnished to you by or on behalf of the Partnerships prior to the Closing Day.

     9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents: (i) that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution or sale thereof, provided that the disposition of its property shall at all times be within its control; and
(ii) at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used to pay the purchase price of the Notes to be purchased by it hereunder:

           (a) if an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

           (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser shall have disclosed to the Company in writing pursuant to this clause (b), no employee benefit plan or group of plans maintained by the same employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund or (iii) the Source is an insurance company general account of which the assets are such that if any of them are, or are deemed to be, assets of any Plan, the acquisition of the Notes by such Purchaser pursuant hereto is eligible for and satisfies the requirements of PTE 95-60 (issued July 12, 1995); or

           (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of PTE 84-14), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by anaffiliate (within the meaning of Section V(c)(1) of PTE 84-14) of such employer or by the same employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTE 84-14 are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the PTE 84-14) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

           (d) the Source is a governmental plan; or

           (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

           (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasurysecurities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the

Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

     "ACCEPTANCE" shall have the meaning specified in paragraph 2B(6).

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(6).

     "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2B(6).

     "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(6).

     "AFFILIATE" shall mean (i) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, PFR, Perkins, any Subsidiary or the General Partner or (ii) any Person beneficially owning or holding 5% or more of an equity interest in PFR, Perkins, any Subsidiary or the General Partner or (iii) any Person of which 5% or more of any equity interest is beneficially owned or held by PFR, Perkins, any Subsidiary or the General Partner. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, partnership units, by contract or otherwise.

     "AUTHORIZED OFFICER" shall mean (i) in the case of the Partnerships, the chief executive officer, chief operating officer or chief financial officer of the General Partner or any vice president of the General Partner designated as an "Authorized Officer" of the Partnerships in the Information Schedule attached hereto or any vice president of the Partnerships designated as an "Authorized Officer" of the Partnerships for the purpose of this Agreement in an Officer's Certificate executed by the Partnership's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Partnerships by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Partnerships and whom Prudential in good faith believes to be an Authorized Officer of the Partnerships at the time of such action shall be binding on the Partnerships even though such individual shall have ceased to be an Authorized Officer of the Partnership, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Partnerships in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

     "CANCELLATION DATE" shall have the meaning specified in paragraph
2B(9)(iii).

     "CANCELLATION FEE" shall have the meaning specified in paragraph
2B(9)(iii).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of PFR, Perkins or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "CLOSING DAY" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(8), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(9)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" shall mean any information delivered or made available by one or both of the Partnerships to a holder of Notes, which information is either financial or clearly indicated to be confidential information and does not include information which (i) was publicly known, or otherwise known to such holder, at the time of disclosure, (ii) subsequently becomes publicly known through no act of or omission by such holder, or (iii) otherwise becomes known to such holder, other than through disclosure by either Partnership.

     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(6).

     "CONSOLIDATED NET EARNINGS" shall mean consolidated net income of PFR and its Subsidiaries as determined in accordance with generally accepted accounting principles, but not including the effect of any gains (net of expenses and taxes applicable thereto) or losses (net of expenses and taxes applicable thereto) resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than Current Assets), any gains resulting from the write-up of assets, any equity of PFR or any Subsidiary in the unremitted earnings of any Person which is not a Subsidiary, any earnings of any Person acquired by PFR or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET WORTH" shall mean as of the time of any determination thereof the excess of (a) the total assets of PFR and its Subsidiaries appearing on a consolidated balance sheet of PFR and its Subsidiaries prepared in accordance with generally accepted accounting principles as of the date of determination, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any,in the equity and surplus of Subsidiaries, over (b) Indebtedness of PFR and its Subsidiaries, on a consolidated basis, after eliminating all intercompany transactions.

     "CURRENT ASSETS" shall mean, as at any date of determination, the consolidated current assets of PFR and its Subsidiaries after eliminating all intercompany items, as determined in accordance with generally accepted accounting principles and consistent with those followed in the preparation of the financial statements referenced in paragraph 8B.

     "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(9)(ii).

     "EBITDA" shall mean, for the four (4) fiscal quarters ending immediately prior to the date of determination, Consolidated Net Earnings, plus the aggregate amount of all interest expense, taxes, depreciation and amortization for such period, to the extent such items were deducted in determining Consolidated Net Earnings.

     "ENVIRONMENTAL LIABILITIES" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

     "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FIXED CHARGES" shall mean, for the four (4) fiscal quarters ending immediately prior to the date of determination, the sum of (i) the gross interest accrued on Indebtedness of PFR and its Subsidiaries, on a consolidated basis, after eliminating all intercompany transactions, during such preceding four (4) fiscal quarters plus (ii) the rental expense under Operating Leases of the Partnerships and the Subsidiaries during such preceding four (4) fiscal quarters.

     "FIXED CHARGE COVERAGE RATIO" shall mean, at any time, the ratio of (a) EBITDA plus the rental expense under Operating Leases of the Partnerships and the Subsidiaries during the four (4) fiscal quarters immediately preceding the date of determination to (b) Fixed Charges.

     "FRANCHISES" shall mean all present and future commitment agreements, franchise agreements, development agreements, bakery agreements, asset agreements, franchising lease agreements and real estate purchase agreements, and all addenda thereto, entered into between Perkins and the Persons executing such agreements for the purpose of becoming a licensee of the Perkins Family Restaurant system, including but not limited to those agreements (identified by name of Franchisee and store location only) described on Exhibit F.

     "FRANCHISEES" shall mean the franchisees under the Franchises.

     "FTC" shall mean the Federal Trade Commission and any successor entity performing similar functions.

     "FTC RULE" shall have the meaning specified in paragraph 5F.

     "FUNDED DEBT" shall mean and include, without duplication:

     (i) any obligation of any of the Partnerships or Subsidiaries (excluding intercompany obligations) for borrowed money (including Capitalized Lease Obligations and including any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money);

     (ii) indebtedness which is secured by any Lien on property owned by any of the Partnerships or Subsidiaries, whether or not the indebtedness secured thereby shall have been assumed by such Partnership or Subsidiary;

     (iii) Guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) of any of the Partnerships or Subsidiaries in connection with the obligations, stock or dividends of any Person;

     (iv) obligations of any of the Partnerships or Subsidiaries under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

     (v) obligations of any of the Partnerships or Subsidiaries under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered;

     (vi) obligations of any of the Partnerships or Subsidiaries under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

     (vii) obligations of any of the Partnerships or Subsidiaries under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; and

     (viii) the obligations of any of the Partnerships or Subsidiaries under any other contract which, in economic effect, is substantially equivalent to a Guarantee;

all as determined in accordance with generally accepted accounting principles.

     "GENERAL PARTNER" shall mean Perkins Management Company, Inc., a Delaware corporation, for so long as it is the general partner of the Partnerships, and any successor general partner of the Partnerships.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any contingent reimbursement obligation of such Person in connection with letters of credit issued for the account of such Person, or any obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "HAZARDOUS MATERIALS" shall mean and include, without limitation, (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in the Comprehensive Environmental Response Compensation and Liability Act, or in any applicablestate or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, or (f) any hazardous waste, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Hazardous Materials Transportation Act, the Clean Air Act or the Clean Water Act, as each such Act, statute or regulation may be amended from time to time.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Partnerships makes the Request for Purchase of such Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and
(iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

     "INVESTMENTS" as applied to any Person, shall mean any direct or indirect purchase or other acquisition by such Person of stock or equity interests or other securities of any other Person, or any Guarantee, endorsement (other than endorsements of negotiable instruments for collection in the ordinary course) or other obligations or contingent liabilities (whether direct or indirect) in connection with the stock, other equity interests, dividends or obligations of any Person or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all debt and accounts receivable from such other Person which are not Current Assets or did not arise from sales to such other Person in the ordinary course of business, and any direct or indirect purchase or other acquisition by such Person of any assets other than assets used in the ordinary course of business.

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MARKS" shall have the meaning specified in paragraph 8N.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

     "NOTES" shall have the meaning specified in paragraph 1B.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "OPERATING LEASE" shall mean any lease of any property (whether real, personal or mixed) for a term (including any renewals or extensions permitted) greater than one (1) year, which is not a Capitalized Lease Obligation.

     "PERKINS" shall have the meaning specified in the introductory paragraph hereof.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PROPERTIES" shall mean all real property owned, leased or otherwise used or occupied by any of the Partnerships or Subsidiaries, wherever located.

     "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

     "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "PURCHASERS" shall mean Prudential with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph
2B(3).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3%of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED SUBSIDIARIES", shall mean and include all of the Subsidiaries other than Perkins.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES" shall have the meaning specified in paragraph 1B.

     "SERIES A CLOSING DAY" shall have the meaning specified in paragraph 2A.

     "SERIES A NOTE(S)" shall have the meaning specified in paragraph 1A.

     "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

     "SUBSIDIARY" shall mean any entity organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and (a) if such entity is a corporation, at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Partnerships (or either of them) either directly or through Subsidiaries, and (b) if such entity is a partnership, (i) the general partner (or one of the general partners) of which shall, at the time as of which any determination is being made, be PFR, Perkins or any Subsidiary or (ii) at least 51% of the limited partnership interest of which shall, at the time as of which any determination is being made, be owned by the Partnerships (or either of them) either directly or through Subsidiaries.

     "TANGIBLE GROSS WORTH" shall mean the excess of (a) the gross book value of the Consolidated assets of PFR and its Subsidiaries over (b) goodwill, patents, trademarks, trade, names, service marks, organization expense, treasury stock, "Restricted Units" issued under the Restricted Unit Plan, unamortized debt discount and expense and other like intangible assets of PFR and its Subsidiaries.

     "TANGIBLE NET WORTH" shall mean the excess of (a) the sum of (i) the gross book value of the consolidated assets of PFR and its Subsidiaries (exclusive of good will, patents, trademarks, trade names, service marks, organization expense, treasury stock, "restricted Units" issued under the Restricted Unit Plan, unamortized debt discount and expense and other like intangibles) plus
(ii) restructuring charges in the amount of $4,338,000 recorded in 1993 relating to certain underperforming assets over (b) Indebtedness of PFR and its Subsidiaries, on a consolidated basis, after eliminating all intercompany transactions.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.   All references in
this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with
(a) as to all matters and determinations respecting PFR and/or its Subsidiaries, the most recent audited consolidated financial statements of PFR and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B, and (b) as to all matters and determinations respecting the General Partner, the most recent financial statements of the General Partner delivered pursuant to clauses (iii) and (iv) of paragraph 5A.

           11. MISCELLANEOUS.

     11A. NOTE PAYMENTS. Each Partnership agrees that, so long as any Purchaser holds any Note, it will make payments of principal thereof and Yield-Maintenance Amount, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to the account or accounts, if any, as are specified in the Purchaser Schedule attached hereto (or in the case of any Shelf Note, on the Purchaser Schedule attached to the Confirmation of Acceptance in respect of such Notes), or such other account or accounts in the United States as such Purchaser may from time to time designatein writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each Partnership agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B. EXPENSES. Each Partnership agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all
(i) out-of-pocket expenses incurred in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the Notes, including all stamp, intangibles, recording and other taxes, together in each case with interest and penalties, if any, payable by Prudential, each Purchaser and/or any Transferee (other than any tax measured by the net income of you or any Transferee) with respect to this Agreement and the Notes, (ii) fees and disbursements of any special counsel and of each local counsel retained by Prudential, each Purchaser and/or any Transferee and all out-of-pocket expenses incurred by Prudential, each Purchaser and/or any Transferee in connection with the preparation, negotiation, execution and delivery of any waiver, amendment or consent relating to this Agreement and the Notes (whether such waiver, amendment or consent is ever executed or effective); and (iii) costs and expenses, including attorneys' fees and disbursements of any special counsel and of each local counsel, incurred by Prudential, each Purchaser and/or any Transferee in connection with the restructuring, refinancing or "workout" of this Agreement or the Notes or the transactions contemplated hereby or in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser or any Transferee having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of each Partnership under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment, in whole or in part, of any Note.

     11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Partnership may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Partnerships shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (andnot without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Partnership and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 and any greater integral multiple of $100,000. The Partnerships shall keep at their principal office a register in which the Partnerships shall provide for the registration of Notes and of transfers of Notes. No holder of any Notes may make any transfer (other than pursuant to paragraph 11E) to any Person of Notes in any principal amount not equal to an authorized denomination. Upon surrender for registration of transfer of any Note at the principal office of the Partnerships, the Partnerships shall, at their expense, execute and deliver one or more new Notes, in authorized denominations, of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Partnerships. Whenever any Notes are so surrendered for exchange, the Partnerships shall, at their expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's indemnity agreement in a form acceptable to the Partnerships; provided, however, that if such holder shall be Prudential or any Person directlyor indirectly controlling, controlled by or under direct common control with Prudential, such indemnity agreement shall be unsecured, or in the case of any such mutilation upon surrender and cancellation of such Note, the Partnerships will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer in accordance with the terms of this Agreement, the Partnerships may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Partnerships shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Partnerships (or either of them) or by any Purchaser or any Transferee in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and such representations and warranties of the Partnerships may be relied upon by any Transferee, regardless of any investigation made at any time by you or on your behalf or on behalf of any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. CONFIDENTIALITY; DISCLOSURE TO OTHER PERSONS. Each holder of a Note agrees to exercise its best efforts to hold in confidence and not to disclose Confidential Information except as permitted below. Each Partnership acknowledges that each holder of any Note may deliver copies of Confidential Information and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of such Partnership or any Subsidiary or the General Partner in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any Purchaser or any other holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof (subject to such future holder's agreement to protect the Confidential Information in accordance with this paragraph 11H), (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note (subject to such participant's agreement to protect the Confidential Information in accordance with this paragraph 11H), (v) any federal or state regulatory authority having jurisdiction over it, (vi) the National Association of Insurance Commissioners or any similar organization, (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulationor order applicable to it, (b) in response to any subpoena or other legal process,
(c)in connection with any litigation to which it is a party or(d) in order to protect the investment of any holder in any Note.

     11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and
(i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Partnership or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Partnerships, addressed to them at 6075 Poplar Avenue, Memphis, Tennessee 38119, attention: Michael P. Donahoe, Chief Financial Officer, with a copy to Donald F. Wiseman, Esq., General Counsel; provided, however, that any such communication to the Partnerships may also, at the option of the Person sending such communication, be delivered by any other means either to the Partnerships at its address specified above or to any Authorized Officer of the Partnerships. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by you, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Dayby reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11M. COUNTERPARTS.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11N. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     110. INDEPENDENCE OF COVENANTS. All covenants of the Partnerships hereunder shall be of independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

     11P. JOINT AND SEVERAL OBLIGATIONS. Each of PFR and Perkins agrees that all representations, warranties, covenants, agreements and obligations under this Agreement, including, without limitation, the obligations with respect to payment of the Notes, constitute the joint and several representations, warranties, covenants, agreements and obligations of PFR and Perkins.

     11Q. GOVERNING LAW/JURISDICTION. THIS AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE. EACH OF THE PARTNERSHIPS HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO YOUR ELECTION IN YOUR SOLE AND ABSOLUTE DISCRETION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTNERSHIPS WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.


                         (Signatures on Following Page)

                              Very truly yours,

                              PERKINS FAMILY RESTAURANTS,
                              L.P., BY ITS SOLE GENERAL
                              PARTNER, PERKINS MANAGEMENT
                              COMPANY, INC.


                              By:
                                 -------------------------------
                                  Title


                              ATTEST:


                              By:
                                 -------------------------------
                                  Title


                              PERKINS RESTAURANTS
                              OPERATING COMPANY, L.P.,
                              BY ITS SOLE GENERAL PARTNER,
                              PERKINS MANAGEMENT COMPANY, INC.


                              By:
                                 -------------------------------
                                  Title


                              ATTEST:


                              By:
                                 -------------------------------
                                  Title


     The foregoing Agreement is
     hereby agreed to and accepted
     as of the date first above written.
     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


     By:
        -------------------------------
         Vice President

                               PURCHASER SCHEDULE




                                           Aggregate
                                           Principal
                                           Amount of
                                           Notes to be      Note
                                           Purchase     Denomination(s)
                                           -----------  ---------------
         THE PRUDENTIAL INSURANCE COMPANY  $20,000,000  $17,000,000
         OF AMERICA                                     $ 3,000,000



     (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-54-526 in respect of the Note in the principal amount of $17,000,000, and Account No. 000-01-159 in respect of the
     Note in the principal amount of $3,000,000

     Morgan Guaranty Trust Company of New York
     23 Wall Street
     New York, New York 10015
     (ABA No.: 021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "7.19% Senior Notes due 2005, !Inv. 5286!" in the case of the Note in the principal amount of $17,000,000 and !Inv. 5287!" in the case of the Note in the principal amount of $3,000,000 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

     (2)     Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Gateway Center
     100 Mulberry Street

      Newark, New Jersey 07102-4077

      Attention: Manager, Investment Operations Group

      (3) Address for all other communications and notices:


The  Prudential Insurance Company of America
      c/o Prudential Capital Group
      4900 Renaissance Tower
      1201 Elm Street
      Dallas, Texas  75270

      Attention: Managing Director


(4)   Recipient of telephonic prepayment notices:

      Manager, Investment Operations Group
      (201) 802-5260

      (5) Tax Identification No.: 22-1211670

                            INFORMATION SCHEDULE

                     AUTHORIZED OFFICERS FOR PRUDENTIAL



Al Walker
Robert G. Gwin
Prudential Capital Group
4900 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270
Telephone: (214) 748-9471
Facsimile: (214) 745-1957

Thomas Cecka
Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102
Telephone: (201) 802-8286
Facsimile: (201) 802-6432

                     AUTHORIZED OFFICERS FOR THE COMPANY


Michael P. Donahoe
Vice President, Accounting
  and Controller

Donald F. Wiseman
Vice President and General Counsel


Perkins Family Restaurants, L.P.
6075 Poplar Avenue
Memphis, Tennessee  38119


Telephone: (901) 766-6440

                                                                     EXHIBIT A-1


                            FORM OF SERIES A NOTE

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED
                      OR SOLD IN VIOLATION OF SUCH ACT

                      PERKINS FAMILY RESTAURANTS, L.P.
                 PERKINS RESTAURANTS OPERATING COMPANY, L.P.




              ____% SENIOR SERIES A NOTE DUE _________________


                                                                No. _____ [Date]
$20,000,000


     FOR VALUE RECEIVED, the undersigned, Perkins Family Restaurants, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and Perkins Restaurants Operating Company, L.P., a limited partnership organized and existing under the laws of the State of Delaware, (herein called the "Company"), hereby jointly and severally promise to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) on __________________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of _____% per annum from the date hereof, payable quarterly on the ____________ day of __________, __________,
__________ and __________ in each year, commencing with the __________,
__________, __________ or __________ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i)___*(1)___% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Partnerships in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of December __, 1995 (herein called the "Agreement"), between the Partnerships, on the one hand, and The Prudential Insurance Company of America [insert names of any other Purchasers of Series A Notes] and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield Maintenance Amount and in other cases with the Yield Maintenance Amount specified in the Agreement.


----------------
(1) *2% over coupon

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Partnerships may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Partnerships shall not be affected by any notice to the contrary.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.


                                       PERKINS FAMILY RESTAURANTS,
                                       L.P., BY ITS SOLE GENERAL
                                       PARTNER, PERKINS MANAGEMENT
                                       COMPANY, INC.


                                       By:
                                          ------------------------------
                                          Title

                                       ATTEST:


                                       By:
                                          ------------------------------
                                          Title


                                       PERKINS RESTAURANTS

                                        OPERATING COMPANY, L.P.,
                                        BY ITS SOLE GENERAL PARTNER,
                                        PERKINS MANAGEMENT COMPANY, INC.


                                        By:
                                            ------------------------------
                                            Title


                                        ATTEST:


                                        By:
                                            ------------------------------
                                            Title

                                                                     EXHIBIT A-2


                             FORM OF SHELF NOTE

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED
                      OR SOLD IN VIOLATION OF SUCH ACT

                      PERKINS FAMILY RESTAURANTS, L.P.
                 PERKINS RESTAURANTS OPERATING COMPANY, L.P.

                           SENIOR SERIES ___ NOTE


No.
   -----
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


     FOR VALUE RECEIVED, the undersigned, Perkins Family Restaurants, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and Perkins Restaurants Operating Company, L.P., a limited partnership organized and existing under the laws of the State of Delaware, (herein called the "Company"), hereby jointly and severally promise to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of ___________________ [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of December __, 1995 (herein called the "Agreement"), between the Partnerships, on the one hand, and The Prudential Insurance Company of America [insert names of any other Purchasers of Series A Notes] and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and
registered in the name of, the transferee.   Prior to due presentment for
registration of transfer, the Partnerships may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Partnerships shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.


                                       PERKINS FAMILY RESTAURANTS,
                                       L.P., BY ITS SOLE GENERAL
                                       PARTNER, PERKINS MANAGEMENT
                                       COMPANY, INC.

                                       By:
                                           ------------------------------
                                           Title

                                       ATTEST:


                                       By:
                                           ------------------------------
                                           Title


                                       PERKINS RESTAURANTS
                                       OPERATING COMPANY, L.P.,
                                       BY ITS SOLE GENERAL PARTNER,
                                       PERKINS MANAGEMENT COMPANY, INC.


                                       By:
                                           ------------------------------
                                           Title


                                       ATTEST:


                                       By:
                                           ------------------------------
                                           Title

                                                                       EXHIBIT B


                        FORM OF REQUEST FOR PURCHASE

                      PERKINS FAMILY RESTAURANTS, L.P.
                 PERKINS RESTAURANTS OPERATING COMPANY, L.P.



     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of December 13, 1995 between Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P. (collectively, the "Partnerships"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B (4) of the Agreement, the Company hereby makes the following Request for Purchase.

     1. Aggregate principal amount of the Notes covered
        hereby (the "Notes") ....................$_______________


     2. Individual specifications of the Notes:






Principal                                   Interest
Amount                          Principal   Payment
Minimum               Final     Prepayment  Period
principal amount      Maturity  Dates and   Specify quarterly
of $5,000,000.        Date      Amounts     or semi-annually.
----------------      ----      -------     -----------------

3.   Use of proceeds of the Notes:

     4. Proposed day for the closing of the purchase and sale of the Notes:

     5. The purchase price of the Notes is to be transferred to:

        Name, Address
        and ABA Routing           Number of
        Number of Bank            Account
        ---------------           ---------





     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and, (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

     7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.


                                        PERKINS FAMILY RESTAURANTS,
                                        L.P., BY ITS SOLE GENERAL
                                        PARTNER, PERKINS MANAGEMENT
                                        COMPANY, INC.


                                        By:
                                            ------------------------------
                                            Title


                                        ATTEST:


                                        By:
                                            ------------------------------
                                            Title

                                        PERKINS RESTAURANTS
                                        OPERATING COMPANY, L.P.,
                                        BY ITS SOLE GENERAL PARTNER,
                                        PERKINS MANAGEMENT COMPANY, INC.


                                        By:
                                            ------------------------------
                                            Title


                                        ATTEST:


                                        By:
                                            ------------------------------
                                            Title

                                                                       EXHIBIT C




                     FORM OF CONFIRMATION OF ACCEPTANCE

                      PERKINS FAMILY RESTAURANTS, L.P.
                 PERKINS RESTAURANTS OPERATING COMPANY, L.P.




     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of December 13, 1995, between Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P. (collectively, the "Partnerships"), on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Pursuant to paragraph 2B(6) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Aggregate principal amount $_________

     (A) (a) Name of Purchaser:
         (b) Principal Amount:
         (c) Final maturity date:
         (d) Principal installment dates and amounts:
         (e) Interest rate:
         (f) Interest payment period:

     (B) (a) Name of Purchaser:
         (b) Principal Amount:
         (c) Final maturity date:
         (d) Principal installment dates and amounts:
         (e) Interest rate:
         (f) Interest payment period:

     [(C), (D).....:  same information as to any other Purchaser]

II.  Closing Day:  _____________________

                                       PERKINS FAMILY RESTAURANTS,
                                       L.P., BY ITS SOLE GENERAL
                                       PARTNER, PERKINS MANAGEMENT
                                       COMPANY, INC.


                                       By:
                                           ------------------------------
                                           Title


                                       ATTEST:


                                       By:
                                           ------------------------------
                                           Title


                                       PERKINS RESTAURANTS OPERATING
                                       COMPANY, L.P., BY ITS SOLE GENERAL
                                       PARTNER, PERKINS MANAGEMENT
                                       COMPANY, INC.


                                       By:
                                           ------------------------------
                                           Title


                                       ATTEST:


                                       By:
                                           ------------------------------
                                           Title


THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
     --------------------------
     Vice President


      [Signature block for each named purchaser other than Prudential]

                                                                     EXHIBIT D-1


                   [FORM OF OPINION OF COMPANY'S COUNSEL]

                      [Letterhead of ________________]


                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102



Ladies and Gentlemen:

     As General Counsel of Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P. (collectively, the "Partnerships") and Perkins Management Company, Inc. (the "General Partner"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of December __, 1995 (the "Agreement") between the Partnerships, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Partnerships have issued to you today their Senior Series A Notes in the aggregate principal amount of $20,000,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the General Partner and copies certified to my satisfaction of documents and records of the General Partner and the Partnerships and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the General Partner and the Partnerships with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 4 below, I have also relied upon the representation made by you in paragraph 9 of the Agreement.

     Based on the foregoing, it is my opinion that:

     1. Each Partnership is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified as a foreign limitedpartnership and in good standing in each jurisdiction where its ownership of property or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the business, financial condition or operations of Partnerships and the Subsidiaries taken as a whole. Each Partnership has the General Partner as its sole general partner. Each Partnership has the corporate power to carry on their respective businesses as now being conducted. Neither Partnership has any Restricted Subsidiaries.

     2. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in each jurisdiction where its ownership of property or the nature of the business transacted by it makes such qualifications necessary, except where the failure so to qualify would not have a material adverse effect on its business, financial condition or operations. The General Partner is a wholly-owned indirect subsidiary of The Restaurant Company. The General Partner has the corporate power and authority to carry on its business as now being conducted.

     3. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the General Partner, and are valid joint and several obligations of the Partnerships, legally binding upon and enforceable against the Partnerships in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a


D-1-74
proceeding in equity or at law). No approval of the limited partners of the Partnerships in connection with the execution and delivery of the Notes is required by law or by the partnership agreements or the certificates of limited partnership of the Partnerships.

     4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     5. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     6. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of either of the Partnerships pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any


D-1-75
applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit E to the Agreement), instrument, order, judgment or decree to which either of the Partnerships or any of its Subsidiaries is a party or otherwise subject.

     7. A state of federal court sitting in, or applying the law of, the State of Tennessee would uphold the choice of New York law as the governing law of the Notes.



                                       Very truly yours,


D-1-76

                                                                     EXHIBIT D-2


                   [FORM OF OPINION OF COMPANY'S COUNSEL]

                      [Letterhead of ________________]


                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102



Ladies and Gentlemen:

     As General Counsel of Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P. (collectively, the "Partnerships") and Perkins Management Company, Inc. (the "General Partner"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of December __, 1995 (the "Agreement") between the Partnerships, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Partnerships have issued to you today their Senior Series ___ Notes in the aggregate principal amount of $_________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the General Partner and copies certified to my satisfaction of documents and records of the General Partner and the Partnerships and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials


D-1-77
and of officers of the General Partner and the Partnerships with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 4 below, I have also relied upon the representation made by you in paragraph 9 of the Agreement.

     Based on the foregoing, it is my opinion that:

     1. Each Partnership is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified as a foreign limitedpartnership and in good standing in each jurisdiction where its ownership of property or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the business, financial condition or operations of Partnerships and the Subsidiaries taken as a whole. Each Partnership has the General Partner as its sole general partner. Each Partnership has the corporate power to carry on their respective businesses as now being conducted. Neither Partnership has any Restricted Subsidiaries.

     2. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in each jurisdiction where its ownership of property or the nature of the business transacted by it makes such qualifications necessary, except where the failure so to qualify would not have a material adverse effect on its business, financial condition or operations. The General Partner is a wholly-owned indirect subsidiary of The Restaurant Company. The General Partner has the corporate power and authority to carry on its business as now being conducted.

     3. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the General Partner, and are valid joint and several obligations of the Partnerships, legally binding upon and enforceable against the Partnerships in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a


D-2-78
proceeding in equity or at law). No approval of the limited partners of the Partnerships in connection with the execution and delivery of the Notes is required by law or by the partnership agreements or the certificates of limited partnership of the Partnerships.

     4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     5. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     6. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of either of the Partnerships pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any


D-2-79
applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit E to the Agreement), instrument, order, judgment or decree to which either of the Partnerships or any of its Subsidiaries is a party or otherwise subject.

     7. A state of federal court sitting in, or applying the law of, the State of Tennessee would uphold the choice of New York law as the governing law of the Notes.



                                       Very truly yours,


D-2-80

                                   EXHIBIT E

     1. Amended and Restated Revolving Credit Agreement dated as of June 29, 1994 among the Partnerships, The First National Bank of Boston, the Bank of Tokyo, Ltd. and First American National Bank, as amended by Amendment No. 1 dated as of November 3, 1995.

     2. Note Facility Agreement dated as of May 29, 1992 among the Partnerships and the Prudential Insurance Company of America.


D-2-81

                                  EXHIBIT F

                                 FRANCHISES
                                     AND
                          DEFAULTS UNDER FRANCHISES

     A. List of Franchisees and Locations

         See Attached schedule F-1

     B. Defaults Under Franchises


        Name                              Location
        ----                              --------
        Frank and Irene Gutierrez         Yakima, WA



D-2-82